Fifth Third Bank
Revolving Note

OFFICER No. 05271	NOTE No. ___________________
$1,600,000.00	July 21, 2005
(Effective Date)

1. PROMISE TO PAY. On or before August 1, 2006 (the "Maturity Date"), the undersigned, Birmingham Bloomfield Bancorp, Inc., a Michigan corporation located at 33583 Woodward Avenue, Birmingham, Oakland County, Michigan 48009 ("Borrower") for value received, hereby promises to pay to the order of Fifth Third Bank, a Michigan banking corporation located at 1000 Town Center, Southfield, Oakland County, Michigan 48075-1207 for itself and as agent for any affiliate of Fifth Third Bancorp (together with its successors and assigns, the "Lender") the sum of One Million Six Hundred Thousand and 00/100 Dollars ($1,600,000.00) (the "Borrowing"), plus interest as provided herein, less such amounts as shall have been repaid in accordance with this Note. The outstanding balance of this Note shall appear on a supplemental bank record and is not necessarily the face amount of this Note, which record shall evidence the balance due pursuant to this Note at any time. As used herein, "Local Time" means the time at the office of Lender specified in this Note.

Principal and interest payments shall be made at Lender's address above unless otherwise designated by Lender in writing. Each payment hereunder shall be applied first to advanced costs, charges and fees, then to accrued interest, and then to principal, which will be repaid in inverse chronological order of maturity.

Lender, in its reasonable discretion, may loan hereunder to Borrower on a revolving basis such amounts as may from time to time be requested by Borrower, provided that: (a) the aggregate principal amount borrowed hereunder at any time shall not exceed the Borrowing, and (b) no Event of Default shall exist or be caused thereby. The entire principal balance, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder, shall be due and payable in full on the earlier of the Maturity Date or upon acceleration of this Note.

The principal sum outstanding shall bear interest at a floating rate per annum equal to 1% less than the rate of interest per annum established from time to time by Fifth Third Bank at its principal office as its "Prime Rate", whether or not Fifth Third Bank shall at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then such other rate as may be substituted by Fifth Third Bank for the prime rate (the "Interest Rate"). In the event of a change in said Prime Rate, the Interest Rate shall be changed immediately to the percentage stated above less than such new Prime Rate. Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed, and shall be payable on the 1st day of each month beginning on September 1, 2005.

Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on the Borrowing exceed the maximum rate of interest permitted under applicable state and/or federal usury law. Any payment of interest that would be deemed unlawful under applicable law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law.

2. USE OF PROCEEDS. Borrower certifies that the proceeds of this loan are to be used for business purposes.

3. NOTE PROCESSING FEE. Lender may charge, and Borrower agrees to pay on the above Effective Date, a note processing fee in the amount of $425.00.

4. REPRESENTATIONS AND WARRANTIES. Borrower hereby warrants and represents to Lender the following:

(a) Organization and Qualification. Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation, has the power and authority to carry on its business and to enter into and perform all documents relating to this loan transaction, and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information provided to Lender with respect to Borrower and its operations is true and correct.

(b) Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action, and shall not contravene any law or any governmental rule or order binding on Borrower, or the articles of incorporation and code of regulations or by-laws of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien granted to Lender herein. Borrower has duly executed and delivered to Lender the Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to, or consent by, any governmental body is needed in connection with this transaction.

(c) Litigation. There are no suits or proceedings pending or threatened against or affecting Borrower, and no proceedings before any governmental body are pending or threatened against Borrower.

(d) Margin Stock. No part of the proceeds of this borrowing from Lender shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Lender, Borrower shall furnish to Lender statements in conformity with the requirements of Federal Reserve Form U- 1.

(e)  Business. Borrower is not a party to or subject to any agreement or restriction that may have a material adverse effect on Borrower's business, properties or prospects. Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to advantageously conduct its business. They are all in full force and effect and are not in known conflict with the rights of others.

(f) Licenses, etc. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

(g) Laws and Taxes. Borrower is in material compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency. Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on this date, and Borrower has not filed for any extension of time for the payment of any tax or the filing of any tax return or report.

(h) Title. Borrower has good and marketable title to the assets reflected on the most recent balance sheet submitted to Lender, free and clear from all liens and encumbrances of any kind, except for (collectively, the "Permitted Liens") (a) current taxes and assessments not yet due and payable, (b) liens and encumbrances, if any, reflected or noted on such balance sheet or notes thereto, (c) assets disposed of in the ordinary course of business, and (d) any security interests, pledges, assignments or mortgages granted to Lender to secure the repayment or performance of the Obligations.

(i) Defaults. Borrower is in compliance with all material agreements applicable to it and there does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (a) its articles of incorporation and code of regulations or by-laws, or (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which Borrower is a party or by which it is bound, and the consummation of the transactions contemplated herein shall not result in such default or violation.

(j) Environmental Laws.

(i) Borrower has obtained all permits, licenses and other authorizations or approvals which are required under Environmental Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses, authorizations and approvals, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws.

(ii) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance, in any material respect, with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

(iii) There is no civil, criminal or administrative action suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower, relating in any way to Environmental Laws.

(iv) "Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

(k) Subsidiaries and Partnerships. Borrower has no subsidiaries and is not a party to any partnership agreement or joint venture agreement.

(I) ERISA. Borrower and all individuals or entities that, along with Borrower, would be treated as a single employer under ERISA or the Internal Revenue Code of 1986, as amended (an "ERISA Affiliate"), are in compliance with all of their obligations to contribute to any "employee benefit plan " as that term is defined in Section 3(3) of ERISA. Borrower and each of its ERISA Affiliates are in full compliance with ERISA, and there exists no event described in Section 4043(b) thereof ("Reportable Event'). "ERISA" means the federal Employee Retirement Income Security Act of 1974, and any regulations promulgated thereunder from time to time, as amended or as may be replaced by a successor statute.

(m) Financial Condition. All financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Lender are true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower nor has Borrower suffered any damage, destruction or loss which has adversely affected its business or assets since the submission of the most recent financial information to Lender.

(n) Solvency. Borrower is Solvent and upon consummation of the transactions contemplated herein will be Solvent. "Solvent" means that: (a) the total amount of the Borrower's assets is in excess of the total amount of its liabilities (including contingent liabilities), at a fair valuation; (b) Borrower does not have unreasonably small capital for the business and transactions in which Borrower is engaged or is about to engage; and (c) Borrower does not intend to or believe it will incur obligations beyond its ability to pay as they become due.

5. AFFIRMATIVE COVENANTS. Borrower covenants with, and represents and warrants to, Lender that, from and after the execution date of the Loan Documents until the Obligations are paid and satisfied in full.

(a) Access to Business Information. Borrower shall maintain proper books of accounts and records and enter therein complete and accurate entries and records of all of its transactions in accordance with generally accepted accounting principles and give representatives of Lender access thereto at all reasonable times, including permission to: (a) examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the Obligations as it may reasonably request from time to time, and (b) communicate directly with any of Borrower's officers, employees, agents, accountants or other financial advisors with respect to the business, financial conditions and other affairs of the Borrower.

(b) Inspection of Collateral. Borrower shall give Lender reasonable access to the Collateral and the other property securing the Obligations for the purpose of performing examinations thereof and to verify its condition or existence.

(c) Financial Statements. Borrower shall maintain a standard and modern system for accounting and shall furnish to Lender:

(i)
Within 90 days after the end of each fiscal year, a copy of Borrower's internally prepared consolidated financial statements for that year in a form reasonably acceptable to Lender, prepared and certified as complete and correct by the principal financial officer of Borrower;

(ii)
With the statements submitted above, a certificate signed by the principal financial officer of Borrower, (i) stating he is familiar with all documents relating to Lender and that no Event of Default specified herein, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of Borrower in respect of the financial restrictions contained herein;

(iii)
Immediately upon any officer of Borrower obtaining knowledge of any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action Borrower has taken or is taking or proposes to take in respect thereof;

(iv)	Upon request or at least quarterly a copy of Borrower's Organizational Budget and a copy of Prospectus as requested.

(v)	Stock offering funds not less than $10,000,000.

All of the statements referred to in (i) above shall be in conformance with generally accepted accounting principles and give representatives of Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the loans as it may reasonably request from time to time.

With all financial statements delivered to Lender as provided in (i) above, Borrower shall deliver to Lender a Financial Statement Compliance Certificate in addition to the other information set forth therein, which certifies the Borrower's compliance with the financial covenants set forth herein and that no Event of Default has occurred.

If at any time Borrower has any additional subsidiaries which have financial statements that could be consolidated with those of Borrower under generally accepted accounting principles, the financial statements required by subsections (i) above shall be the financial statements of Borrower and all such subsidiaries prepared on a consolidated and consolidating basis.

(d) Condition and Repair. Borrower shall maintain its equipment and all Collateral used in the operation of its business in good repair and working order and shall make all appropriate repairs, improvements and replacements thereof so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

(e) Insurance. At its own cost, Borrower shall obtain and maintain insurance against (a) loss, destruction or damage to its properties and business of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower and, in any event, sufficient to fully protect Lender's interest in the Collateral, and (b) insurance against public liability and third party property damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies shall (i) be issued by financially sound and reputable insurers, (ii) name Lender as an additional insured and, where applicable, as loss payee under a Lender loss payable endorsement satisfactory to Lender, and (iii) shall provide for thirty (30) days written notice to Lender before such policy is altered or canceled. All of the insurance policies required hereby shall be evidenced by one or more Certificates of Insurance delivered to Lender by Borrower on the Closing Date and at such other times as Lender may request from time to time.

(f) Taxes. Borrower shall pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Lender is notified in advance of such contest and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles and deposits with Lender cash or bond in an amount acceptable to Lender.

(g) Existence: Business. Borrower shall (a) maintain its existence as a corporation, (b) continue to engage primarily in business of the same general character as that now conducted, and (c) refrain from entering into any lines of business substantially different from the business or activities in which Borrower is presently engaged.

(h) Compliance with Laws. Borrower shall comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets, including but not limited to, all Environmental Laws, in all respects material to Borrower's business, assets or prospects and shall immediately notify Lender of any violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding to any environmental or safety and health rule, regulation, statute, ordinance or law. Borrower shall obtain and maintain any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business and as may be required from time to time by applicable law.

(i) Costs. Borrower shall reimburse Lender for any and all fees, costs and expenses including, without limitation, reasonable attorneys' fees, other professionals' fees, appraisal fees, environmental assessment fees (including Phase I and Phase II assessments), field exam audits, expert fees, court costs, litigation and other expenses (collectively, the "Costs") incurred or paid by Lender or any of its officers, employees or agents in connection with: (a) the preparation, negotiation, procurement, review, administration or enforcement of the Loan.

Documents or any instrument, agreement, document, policy, consent, waiver, subordination, release of lien, termination statement, satisfaction of mortgage, financing statement or other lien search, recording or filing related thereto (or any amendment, modification or extension to, or any replacement or substitution for, any of the foregoing), whether or not any particular portion of the transactions contemplated during such negotiations is ultimately consummated, and (b) the defense, preservation and protection of Lender's rights and remedies thereunder, including without limitation, its security interest in the Collateral or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs shall be due and payable upon demand by Lender. If Borrower fails to pay the Costs when upon such demand, Lender is entitled to disburse such sums as Obligations. Thereafter, the Costs shall bear interest from the date incurred or disbursed at the highest rate set forth in the Note(s). This provision shall survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.

(j) Depository/Banking Services. Lender shall be the principal depository in which substantially all of Borrower's funds are deposited, and the principal bank of account of Borrower, as long as any Obligations are outstanding, and Borrower shall grant Lender the first and last opportunity to provide any corporate banking services required by Borrower and its Affiliates.

(k) Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Note, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Lender may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower. To the extent permitted by law and at the option of Lender, all monies so paid by Lender on behalf of Borrower shall be deemed Obligations and Borrower's payments under this Note may be increased to provide for payment of such Obligations plus interest thereon.

(I) Further Assurances. Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated thereby.

6. DEFINITIONS. Certain capitalized terms have the meanings set forth on any exhibit hereto, in the Security Agreement, if applicable, or any other Loan Document. All financial terms used herein but not defined on the exhibits, in the Security Agreement, if applicable, or any other Loan Document have the meanings given to them by generally accepted accounting principles. All other undefined terms have the meanings given to them in the Uniform Commercial Code as adopted in the state whose law governs this instrument. The following definitions are used herein:

(a) "Affiliate" means, as to Borrower, (a) any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower, or (b) any person who is a director, officer or employee (i) of Borrower or (ii) of any person described in the preceding clause (a).

(b) "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

(c) "Loan Documents" means any and all Rate Management Agreements and each and every document or agreement executed by any party evidencing, guaranteeing or securing any of the Obligations, and "Loan Document" means any one of the Loan Documents.

(d) "Obligation(s)" means all loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to each of Lender and/or any affiliate of Fifth Third Bancorp, however created, of every kind and description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease overdraft, agreement or otherwise, whether or not secured by additional collateral, whether originated with Lender or owed to others and acquired by Lender by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every obligation or liability arising under the loan document, any and all Rate Management Obligations (as defined in the Loan Documents), letters of credit now or hereafter issued by Lender or any affiliate of Fifth Third Bancorp for the benefit of or at the request of Borrower, all obligations to perform or forbear from performing acts, and agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and attorneys' fees incurred by Lender hereunder or any other document, instrument or agreement related to any of the foregoing.

(e) "Rate Management Agreement" means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

(f) "Rate Management Obligations" means any and all obligations of Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Agreement.

7. EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each, an "Event of Default"), Lender may, at its option, without any demand or notice whatsoever, cease making advances and declare this Note and all Obligations to be fully due and payable in their aggregate amount, together with accrued interest and all prepayment premiums, fees, and charges applicable thereto:

(a) Any failure to make any payment when due of principal or accrued interest on this Note or any other Obligation and such nonpayment remains uncured for a period of 10 days thereafter.

(b) Any representation or warranty of Borrower set forth in this Note or in any agreement, instrument, document, certificate or financial statement evidencing, guaranteeing, securing or otherwise related to, this Note or any other Obligation shall be materially inaccurate or misleading.

(c) Borrower shall fail to observe or perform any other term or condition of this Note or any other term or condition set forth in any agreement, instrument, document, certificate or financial statement evidencing, guaranteeing or otherwise related to this Note or any other Obligation, or Borrower shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing for a period of 30 days.

(d) The death, legal incompetence or dissolution of Borrower or of any endorser or guarantor of the Obligations, or the merger or consolidation of any of the foregoing with a third party, or the lease, sale or other conveyance of a material part of the assets or business of any of the foregoing to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing.

(e) Any failure to submit to Lender current financial information upon request.

(f) The creation of any Lien (except a lien to Lender) on, the institution of any garnishment proceedings by attachment, levy or otherwise against, the entry of a judgment against, or the seizure of, any of the property of Borrower or any endorser or guarantor hereof including, without limitation, any property deposited with Lender.

(g) In the judgment of Lender, any material adverse change occurs in the existing or prospective financial condition of Borrower that may affect the ability of Borrower to repay the Obligations, or the Lender deems itself insecure.

(h) A commencement by the Borrower or any endorser or guarantor of the Obligations of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of the Borrower or any endorser or guarantor of the Obligations in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or any endorser or guarantor of the Obligations, or for any substantial part of the property of Borrower or any endorser or guarantor of the Obligations, or ordering the wind-up or liquidation of the affairs of Borrower or any endorser or guarantor of the Obligations; or the filing and pendency for 30 days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Borrower or any endorser or guarantor of the Obligations of any general assignment for the benefit of creditors; or the failure of the Borrower or any endorser or guarantor of the Obligations generally to pay its debts as such debts become due; or the taking of action by the Borrower or any endorser or guarantor of the Obligations in furtherance of any of the foregoing.

(i) Nonpayment by the Borrower of any Rate Management Obligation when due or the breach by the Borrower of any term, provision or condition contained in any Rate Management Agreement.

8. REMEDIES. Lender may at its option at any time, without notice, proceed to enforce and protect its rights hereunder by an action at law or in equity or by any other appropriate proceedings; provided that this Note and the Obligations shall be accelerated automatically and immediately if the Event of Default is a filing under the Bankruptcy Code. Borrower shall pay all costs of collection incurred by Lender, including its attorney's fees, if this Note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment.

Lender's rights and remedies hereunder are cumulative, and may be exercised together, separately, and in any order. No delay on the part of Lender in the exercise of any such right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Lender of any Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.

9. LATE PAYMENTS: DEFAULT RATE FEES. If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, undersigned agrees to pay to Lender a late payment fee as provided for in any loan agreement or 5% of the payment amount, whichever is greater with a minimum fee of $20.00. After an Event of Default, Borrower agrees to pay to Lender a fixed charge of $25.00, or Borrower agrees that Lender may, without notice, increase the Interest Rate by six percentage points (6%) (the "Default Rate"), whichever is greater. Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason. In addition, Lender may charge loan documentation fees as may be reasonably determined by the Lender.

10. PREPAYMENT. Borrower may prepay all or part of this Note, which prepaid amounts shall be applied to the amounts due in reverse order of their due dates. Upon such prepayments, including involuntary prepayment by acceleration, Borrower shall pay a premium of 2% of the maximum principal amount permitted under this Note. Partial prepayments shall not excuse any subsequent payment due.

11. ENTIRE AGREEMENT. Borrower agrees that there are no conditions or understandings which are not expressed in this Note and the documents referred to herein.

12. SEVERABILITY. The declaration of invalidity of any provision of this Note shall not affect any part of the remainder of the provisions.

13. ASSIGNMENT. Borrower agrees not to assign any of Borrower's rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion. Borrower agrees that Lender may assign some or all of its rights and remedies described in this Note without notice to, or prior consent from, the Borrower.

14. MODIFICATION: WAIVER OF LENDER. The modification or waiver of any of Borrower's obligations or Lender's rights under this Note must be contained in a writing signed by Lender. Lender may perform Borrower's obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights.

A waiver on one occasion shall not constitute a waiver on another occasion. Borrower's obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases (i) any of the obligations belonging to any co-borrower, endorser or guarantor or (ii) any of its rights against any co-borrower, guarantor or endorser.

15. WAIVER OF BORROWER. Demand, presentment, protest and notice of dishonor, notice of protest and notice of default are hereby waived by Borrower, and any endorser or guarantor hereof. Each of Borrower, including but not limited, to all co-makers and accommodation makers of this Note, hereby waives all suretyship defenses, including but not limited to, all defenses based upon impairment of Collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code (the "UCC"). Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

16. GOVERNING LAW; CONSENT TO JURISDICTION. This Note is delivered in, is intended to be performed in, will be construed and enforceable in accordance with and governed by the internal laws of, the State of Michigan, without regard to principles of conflicts of law. Borrower agrees that the state and federal courts in the County where the Lender is located shall have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrower at the address set forth herein.

17. JURY WAIVER. BORROWER, AND ANY ENDORSER OR GUARANTOR HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

BORROWER:

Birmingham Bloomfield Bancorp, Inc. a Michigan Corporation

By: /S/ Robert Farr
Authorized Signer

Robert Farr, President
(Print name and Title)

By: /S/ Richard J. Miller
Authorized Signer

Richard Miller, Chief Financial Officer
(Print name and Title)